                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             AEROFLEX INCORPORATED
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

        5)  Total fee paid:
--------------------------------------------------------------------------------

        [ ]  Fee paid previously with preliminary materials
--------------------------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

        1)  Amount Previously Paid:
                                    ------------------------------------------

        2)  Form, Schedule or Registration Statement No.:
                                                          --------------------

        3)  Filing Party:
                          ----------------------------------------------------

        4)  Date Filed:
                        ------------------------------------------------------

                             AEROFLEX INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 17, 1998

                            ------------------------

To the Stockholders of
AEROFLEX INCORPORATED

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AEROFLEX INCORPORATED will be held on Tuesday, November 17, 1998 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568, at 10:00 a.m., or at any adjournment thereof (the "Annual Meeting"), for the following purposes:

     1. To elect four directors comprising the Class III Directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

     2. To consider and act upon a proposal to amend article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of the Corporation from 26,000,000 to 41,000,000; and

     3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on September 25, 1998 will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                          By Order of the Board of Directors,

                                          LEONARD BOROW
                                          Secretary

Dated: Plainview, New York
       October 2, 1998

                             AEROFLEX INCORPORATED
                             35 SOUTH SERVICE ROAD
                           PLAINVIEW, NEW YORK 11803

                         ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY, NOVEMBER 17, 1998

                                PROXY STATEMENT

     The Annual Meeting of Stockholders of Aeroflex Incorporated (the "Company") will be held on Tuesday, November 17, 1998 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568, at 10:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders. The approximate date on which this proxy statement and the enclosed proxy are being mailed to stockholders is October 2, 1998.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only stockholders of record on September 25, 1998 (the "Record Date"), will be entitled to vote at the annual meeting or any adjournment thereof. The Company had outstanding at the Record Date one class of voting securities, namely 17,426,618 shares of Common Stock, $.10 par value ("Common Stock"), excluding treasury shares. Stockholders of record are entitled to one vote for each share registered in their names. The affirmative vote of a majority of the votes cast at the meeting is required for approval of each matter to be submitted to a vote of the stockholders. For purposes of determining whether proposals requiring a majority of the votes cast at the meeting have received a majority vote, abstentions will not be included in the vote totals, and in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on such vote, but will be counted in the determination of a quorum.

     To the knowledge of the Board of Directors, upon whose behalf this solicitation is made, the only persons owning of record or beneficially as of the Record Date more than five (5%) percent of the outstanding Common Stock of the Company was Munder Capital Management, 480 Pierce Street, Detroit, Michigan, 48009, which beneficially owns 1,206,640 shares, representing approximately 6.9% of the Company's outstanding Common Stock.

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provides for a Board of Directors of not less than three nor more than ten directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of ten directors, with directors in each class as set forth below:

       CLASS I                   CLASS II                  CLASS III
 (TO SERVE UNTIL THE        (TO SERVE UNTIL THE       (TO SERVE UNTIL THE
  ANNUAL MEETING OF          ANNUAL MEETING OF         ANNUAL MEETING OF
STOCKHOLDERS IN 1999)      STOCKHOLDERS IN 2000)     STOCKHOLDERS IN 1998)
----------------------  ---------------------------  ---------------------
Robert Bradley, Sr.(2)  Harvey R. Blau               Paul Abecassis
Michael Gorin           Ernest E. Courchene, Jr.(1)  Leonard Borow
Donald S. Jones(1)      John S. Patton(2)            Milton Brenner(1)
                                                     Eugene Novikoff(2)

---------------

(1) Member of Audit Committee.
(2) Member of Compensation/Stock Option Committee.

     Paul Abecassis, Leonard Borow, Milton Brenner and Eugene Novikoff, directors in Class III, are nominated for election to hold office until the Annual Meeting of Stockholders in 2001 or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of Messrs. Abecassis, Borow, Brenner and Novikoff (each of whom is now a director) unless any nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $10,000 and a fee of $750 for each Board of Directors or Committee meeting attended. There were seven meetings of the Board of Directors during the fiscal year ended June 30, 1998, one meeting of the audit committee and four meetings of the compensation/stock option committee. Each director attended or participated in all of such meetings of the Board of Directors and his respective committees. The Company's audit committee is involved in discussions with the Company's independent certified accountants with respect to the year end audited financial statements and the compensation/stock option committee recommends executive compensation and the granting of stock options to key employees. See "Compensation/Stock Option Committee Report on Executive Compensation." The Company does not have a nominating committee.

     The following information, including stock ownership, is submitted with respect to the directors of the Company, each executive officer named in the "Summary Compensation Table" and for all executive officers and directors as a group:

                                                                                      NUMBER OF
                                                                                      SHARES OF
                                                                                    COMMON STOCK
                                                                                    BENEFICIALLY
                                                                  DIRECTOR           OWNED AS OF
           NAME              AGE           OCCUPATION               SINCE           9/25/98(1)(2)
           ----              ---    ------------------------    -------------    -------------------
Harvey R. Blau.............  62     Chairman and CEO of the     July 1980          833,822     (4.6%)   (3)
                                    Company
Michael Gorin..............  56     President of the Company    August 1990        554,112     (3.1%)   (4)
Leonard Borow..............  50     Executive Vice President    November 1992      883,201     (4.9%)   (5)
                                    of the Company
Carl Caruso................  54     Vice President --           --                 123,972        --    (6)
                                    Manufacturing
Charles Badlato............  39     Treasurer and Assistant     --                  56,047        --    (7)
                                    Secretary
Paul Abecassis.............  48     Investment Banker           August 1998         18,000        --
Robert Bradley, Sr. .......  79     Retired                     February 1979       40,487        --    (8)
Milton Brenner.............  70     Retired                     August 1988        132,666        --    (8)
Ernest E. Courchene,         66     Business Consultant         April 1980         113,440        --    (8)
  Jr. .....................
Donald S. Jones............  70     Consultant                  November 1993       41,000        --    (8)
Eugene Novikoff............  74     Self-Employed               June 1979           41,183        --    (8)
                                    Engineering Consultant
John S. Patton.............  80     Consultant                  August 1985         40,500        --    (8)
All Directors and Officers
  as a Group (12                                                                 2,878,430    (14.9%)
  persons).................

---------------
(1) No officer or director owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power.

(2) Includes options currently exercisable or exercisable within 60 days under the Company's 1989 Non-Qualified Stock Option Plan, 1993 Outside Director Stock Option Plan, 1994 Non-Qualified Stock Option Plan and 1996 Stock Option Plan.

(3) Includes 39,261 shares reserved pursuant to a deferred compensation agreement and options currently exercisable or exercisable within 60 days to purchase 606,667 shares of Common Stock. Also includes 4,651 shares held by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan and 110,058 shares owned by his wife, to which Mr. Blau disclaims beneficial ownership.

(4) Includes options currently exercisable or exercisable within 60 days to purchase 440,000 shares of Common Stock.

(5) Includes options currently exercisable or exercisable within 60 days to purchase 440,000 shares of Common Stock. Also includes 8,888 shares owned by his wife to which Mr. Borow disclaims beneficial ownership.

(6) Includes options currently exercisable or exercisable within 60 days to purchase 62,471 shares of Common Stock.

(7) Includes options currently exercisable or exercisable within 60 days to purchase 50,082 shares of Common Stock.

(8) Includes options currently exercisable to purchase 40,000 shares of Common Stock.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     Mr. Harvey R. Blau was appointed Chairman of the Board and Chief Executive Officer of the Company in October 1991. Mr. Blau had previously served as Vice Chairman from November 1983 until October 1991 and has been a Director since 1980. Mr. Blau is also Chairman of the Board and Chief Executive Officer of Griffon Corporation and a director of Nu Horizons Electronics Corp. and Reckson Associates Realty Corp. During fiscal 1998, a subsidiary of Griffon Corporation purchased products from the Company for an aggregate $1,084,000 in various arms length transactions. Mr. Blau has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company. The Company has engaged Blau, Kramer, Wactlar & Lieberman, P.C. in the past and intends to continue to retain the firm on an ongoing basis. For the year ended June 30, 1998, the Company paid approximately $324,000 in legal fees to the firm.

     Mr. Michael Gorin has been employed by the Company in various executive positions since July 1985 and has been President since October 1988, a Director since August 1990 and Chief Financial Officer since 1991. From 1986 to October 1988, Mr. Gorin was Vice President -- Finance. From May 1980 until July 1985, Mr. Gorin was Senior Vice President of Republic National Bank of New York. For more than ten years prior thereto, he was employed by Arthur Andersen & Co., becoming a partner in April 1973. Mr. Gorin is licensed as a Certified Public Accountant in the State of New York.

     Mr. Leonard Borow has been employed by the Company in various executive positions since November 1989 and has been Executive Vice President and Chief Operating Officer since October 1991, a Director of the Company since November 1992 and Secretary since November 1993. Prior to joining the Company, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which was acquired by the Company in November 1989.

     Mr. Paul Abecassis was appointed a Director of the Company by the Board of Directors in August 1998. Mr. Abecassis has been an investment banker for the past 20 years. He joined Bear Stearns & Company as a Managing Director in May 1990 and became a Senior Managing Director in September 1992. He is also a director of Bracco Diagnostics Incorporated.

     Mr. Robert Bradley, Sr. has been a Director of the Company since February 1979. Mr. Bradley was actively engaged as an employee and executive of commercial banks for more than 30 years prior to his retirement in 1979. He was Executive Vice President of Central State Bank, in New York, New York and Senior Vice President of European-American Bank and Trust Company. Mr. Bradley is a director of Griffon Corporation.

     Mr. Milton Brenner, until his retirement in September 1988, had been President of Aeroflex Laboratories Incorporated, a subsidiary of the Company, for more than 15 years. Mr. Brenner was previously a Director of the Company from 1973 to 1986 and was again elected a Director in August 1988.

     Mr. Ernest E. Courchene, Jr. has been a Director of the Company since April 1980. Mr. Courchene served from May 1987 to May 1992 as Vice Chairman and a director of Digitech Industries, Inc., a manufacturer of data communications diagnostic equipment. From May 1983 to May 1987, Mr. Courchene was President of Southport Capital Group Ltd., an investment banking firm and from March 1980 to November 1985, he was Chairman of the Board of Harbor Electronics Inc., a manufacturer of cable assemblies for the electronics industry.

     Vice Admiral Donald S. Jones (USN Ret.) has been a Director of the Company since November 1993. Admiral Jones retired from the United States government in 1987 after more than 37 years of service. From

March 1988 to March 1990, Vice Admiral Jones was Vice President for Government and International Affairs for Tracor Inc., a manufacturer of electronic products and a provider of aircraft service and repair. Since retirement, Admiral Jones also has acted as an independent consultant.

     Mr. Eugene Novikoff has been a Director of the Company since June 1979. Mr. Novikoff is a professional engineer and during the period from 1972 to 1978 was a director and Vice President (in charge of development and engineering) for Knogo Corporation, a manufacturing and service organization engaged in providing equipment and devices to libraries and retail businesses to reduce losses from pilferage. Since January 1979, Mr. Novikoff has been a self-employed consulting engineer.

     Major General John S. Patton (USAF Ret.) has been a Director of the Company since August 1985. General Patton retired from the United States government in 1978 after more than 36 years of service. Since retirement, he has acted as an independent analytical technical consultant.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The officers of the Company are as follows:

                    NAME                                    POSITION HELD
                    ----                                    -------------
Harvey R. Blau...............................    Chairman of the Board (Chief
                                                 Executive Officer)
Michael Gorin................................    President (Chief Financial Officer
                                                 and Principal Accounting Officer)
Leonard Borow................................    Executive Vice President (Chief
                                                 Operating Officer) and Secretary
Carl Caruso..................................    Vice President -- Manufacturing
Charles Badlato..............................    Treasurer and Assistant Secretary

---------------
     Mr. Carl Caruso has been employed by the Company as Vice President of Aeroflex Laboratories Incorporated since November 1989 and has been Vice President -- Manufacturing of the Company since February 1997. Prior to joining the Company, Mr. Caruso was Vice President of Comstron Corporation which was acquired by the Company in November 1989.

     Mr. Charles Badlato has been employed by the Company in various financial positions since December 1987 and has been Treasurer since February 1994. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. Mr. Badlato is licensed as a Certified Public Accountant in the State of New York.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chairman/Chief Executive Officer and each of the other executive officers of the Company serving as of June 30, 1998 for services rendered for the years ended June 30, 1998, 1997 and 1996.

                                          ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                  ------------------------------------   ----------------------------------------------------
                                                         OTHER ANNUAL    RESTRICTED     STOCK      LONG-TERM      ALL OTHER
       NAME AND          FISCAL                          COMPENSATION      STOCK       OPTION      INCENTIVE     COMPENSATION
  PRINCIPAL POSITION      YEAR    SALARY(1)    BONUS          (2)          AWARDS     AWARDS(#)   PLAN PAYOUTS       (3)
  ------------------     ------   ---------   --------   -------------   ----------   ---------   ------------   ------------
Harvey R. Blau.........   1998    $220,667      (4)           $--            $--       250,000         --           $  805
  Chairman and Chief      1997     216,471    $212,010        --             --        200,000         --              754
  Executive Officer       1996     208,517     218,165        --             --        175,000         --              686

Michael Gorin..........   1998    $300,250    $420,000        $--            $--       125,000         --           $4,939
  President and Chief     1997     281,261     212,010        --             --         50,000         --            5,283
  Financial Officer       1996     262,962     218,165        --             --        150,000         --            2,978

Leonard Borow..........   1998    $300,250    $420,000        $--            $--       125,000         --           $4,149
  Executive Vice          1997     281,261     212,010        --             --         50,000         --            4,309
  President-Chief         1996     262,962     218,165        --             --        150,000         --            3,587
  Operating Officer

Carl Caruso............   1998    $186,399    $ 50,000        $--            $--        50,000         --           $2,857
  Vice President --       1997     173,564      60,000        --             --         35,000         --            3,022
  Manufacturing           1996     162,363      50,000        --             --         25,000         --            2,756

Charles Badlato........   1998    $128,562    $ 40,000        $--            $--        40,000         --           $2,889
  Treasurer and           1997     120,875      30,000        --             --         15,000         --            3,084
  Assistant Secretary     1996     106,217      30,000        --             --         25,000         --            3,214

---------------
(1) Includes the following contributions to the Aeroflex Incorporated Employees' 401(k) Plan by each of the executive officers for the fiscal years ended June 30, 1998, 1997 and 1996: Michael Gorin -- $9,449, $11,242 and $9,310,
     respectively; Leonard Borow -- $9,414, $10,262 and $9,414, respectively; Carl Caruso -- $9,524, $10,073 and $9,186, respectively; and Charles Badlato -- $9,565, $10,175 and $10,913, respectively.

(2) Other annual compensation does not include amounts of certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(3) All other compensation includes the compensation component of certain life insurance policies and the Company's matching contribution to the Aeroflex Incorporated Employees' 401(k) Plan.

(4) Pursuant to his deferred compensation agreement, Mr. Blau elected to defer the $406,843 he was entitled to receive for the fiscal year ended June 30, 1998 and receive such incentive compensation in Common Stock valued at its market price. Accordingly, there has been reserved 39,261 shares of Common Stock in respect of Mr. Blau's incentive compensation for the fiscal year ended June 30, 1998.

EMPLOYMENT AGREEMENTS

     In July 1994, the Company entered into employment agreements, as amended, with Messrs. Blau, Gorin and Borow for the period July 1, 1994 to December 31, 2002. The agreements provide for salaries at the annual rate of $275,000, $350,000 and $350,000, respectively, together with cost of living increments. The agreements each provide for an incentive equal to three (3%) percent of the consolidated pre-tax earnings of the Company but not more than two hundred (200%) percent of the respective individual's salary.

     In February, 1997, the Company entered into an employment agreement with Mr. Caruso for the period February 5, 1997 to February 5, 2000. The agreement provides for an annual salary of $180,000, together with cost of living increments.

     In the event that any of these four individuals' employment is terminated by the Company without cause, the terminated employee is entitled to receive his salary and incentive payment for the remainder of the contract term. The employment agreements also provide that in the event there is a change in control of the Company, as defined therein, the employee has the option, exercisable within six (6) months of becoming aware of such event, to terminate his employment agreement. Upon such termination, each of Messrs. Blau, Gorin and Borow has the right to receive a lump sum payment equal to three (3) times his salary and incentive payment last previously awarded and Mr. Caruso has the right to receive his base salary for the remainder of the term of the contract.

     In May 1997, the Company and Mr. Blau entered into a deferred compensation agreement which was approved by stockholders in November 1997 which provides that Mr. Blau can elect to defer all or any portion of the incentive compensation payable to him pursuant to his employment agreement and receive such deferred compensation in cash or Common Stock. Mr. Blau elected to defer all of his incentive compensation for the fiscal year ended June 30, 1998 and receive such deferred compensation in Common Stock. For the fiscal year ending June 30, 1999, Mr. Blau has elected to defer 25% of his incentive compensation and receive all of such deferred compensation in Common Stock.

STOCK OPTION PLANS

     The Company currently has five stock option plans -- the 1989 Non-Qualified Stock Option Plan (the "1989 NQSOP"), the Outside Director Stock Option Plan (the "Director Plan"), the 1994 Non-Qualified Stock Option Plan (the "1994 Plan"), the 1996 Stock Option Plan (the "1996 Plan") and the 1998 Stock Option Plan (the "1998 Plan"). The plans were designed for the purpose of strengthening the Company's ability to retain and attract in its employ persons of training, experience and ability and to furnish additional incentives to key employees, consultants and directors.

     In December 1993, the Board of Directors adopted, subject to stockholder approval obtained in November 1994, the Director Plan which, as amended in November 1996, covers 500,000 shares of the Company's Common Stock and expires in 2003. The Director Plan provides for an annual grant to each non-employee director of options to purchase 10,000 shares of the Company's Common Stock. The plan is administered by a committee of two or more members of the Board of Directors who determine, among other things, the individuals to whom options should be granted and the purchase price of the shares with the exception that no option may be granted at less than market value at the time of grant and options may only be exercised before the expiration of ten years from the date of grant.

     The 1989 NQSOP, 1994 Plan, 1996 Plan and 1998 Plan each covers 1,500,000 shares of the Company's Common Stock. The 1989 NQSOP, the 1994 Plan and the 1998 Plan, which expire in 1999, 2004 and 2008, respectively, permit the granting of Non-Qualified Options to the Company's officers and other senior executives and management and supervisory personnel and consultants and, for the 1989 NQSOP and the 1998 Plan, also directors. The 1996 Plan, which expires in 2006, permits the granting of both Non-Qualified and Incentive Options to the Company's officers and employees. These plans are administered by a committee of two or more members of the Board of Directors who determine, among other things, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the purchase price of the shares and the term of each option, with the exception that no option can be granted at less than market value at the time of grant and options may only be exercised before the expiration of five years from the date of grant (or ten years for the 1996 Plan and 1998 Plan). Each option granted under these plans may be exercised only during the continuance of an optionee's employment or service with the Company, except under certain circumstances.

STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

     The following table sets forth all stock option grants to the named executive officers during the fiscal year ended June 30, 1998:

                                      INDIVIDUAL GRANTS(1)
                        -------------------------------------------------      POTENTIAL REALIZED VALUE AT ASSUMED
                                    % OF TOTAL                                     ANNUAL RATES OF STOCK PRICE
                                     OPTIONS                                   APPRECIATION FOR OPTION TERM(1)(5)
                                    GRANTED TO                              -----------------------------------------
                        OPTIONS     EMPLOYEES/     EXERCISE                 STOCK                 STOCK
                        GRANTED   CONSULTANTS IN     PRICE     EXPIRATION   PRICE      DOLLAR     PRICE      DOLLAR
         NAME           (#)(2)    FISCAL YEAR(3)   ($/SH)(2)      DATE      5%(4)       GAIN      10%(4)      GAIN
         ----           -------   --------------   ---------   ----------   ------   ----------   ------   ----------
Harvey R. Blau........  250,000        24.0%        $ 8.25     11/12/07     $13.44   $1,297,500   $21.40   $3,287,500
Michael Gorin.........  125,000        12.0           8.25     11/12/07      13.44      648,750   21.40     1,643,750
Leonard Borow.........  125,000        12.0           8.25     11/12/07      13.44      648,750   21.40     1,643,750
Carl Caruso...........   25,000         2.4           8.25     11/12/07      13.44      129,750   21.40       328,750
Carl Caruso...........   25,000         2.4          13.44      4/28/08      21.89      211,250   34.85       535,250
Charles Badlato.......   15,000         1.4           8.25     11/12/07      13.44       77,850   21.40       197,250
Charles Badlato.......   25,000         2.4          13.44      4/28/08      21.89      211,250   34.85       535,250

---------------
(1) All grants are under the 1996 Plan or the 1998 Plan. Dollar gains are based on the assumed annual rates of appreciation of the exercise price of each option for the term of the option.

(2) Grants were made at 100% of the closing price of the Company's Common Stock on the date of grant. Grants pursuant to the 1996 Plan vest 33 1/3% on each of the first, second and third anniversary of the date of grant. Grants pursuant to the 1998 Plan vest 25% on each of the second, third, fourth and fifth anniversary of the date of grant.

(3) Total options granted to employees, consultants and directors in 1998 were for 1,042,500 shares of Common Stock.

(4) The stock price represents the price of the Company's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increases in market value of the Company's stock for all stockholders as of the Record Date, assuming annual rates of stock price appreciation from June 30, 1998 (stock price of $10.38 per share) over the ten year period used in this table, aggregate approximately $114,000,000 at a 5% rate and approximately $288,000,000 at 10%.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning options exercised during the year ended June 30, 1998, by the named executive officers and the value of unexercised options held by them as of June 30, 1998:

                                                                                         VALUE OF UNEXERCISED
                                                        NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                           OPTIONS/SARS AT                 OPTIONS/SARS AT
                         SHARES                            FISCAL YEAR-END                FISCAL YEAR-END(1)
                       ACQUIRED ON       VALUE       ----------------------------    ----------------------------
        NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    -----------    -----------    -------------    -----------    -------------
Harvey R. Blau.......     75,000       $708,481        598,333         391,667       $3,995,833      $1,369,792
Michael Gorin........     50,000        472,313        448,333         166,667        3,011,458         516,667
Leonard Borow........     50,000        472,313        448,333         166,667        3,011,458         516,667
Carl Caruso..........     24,196        211,152         54,137          81,667          346,684         245,417
Charles Badlato......     16,585        140,764         45,082          58,333          291,989         145,833

---------------
(1) Based upon the closing price of the Company's Common Stock of $10.38 on June 30, 1998.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective January 1, 1994 the Company established the Aeroflex Incorporated Supplemental Executive Retirement Plan ("SERP") for certain of its officers. No benefits were payable prior to January 1, 1996.

     The Normal Retirement Age under the SERP is 70. The SERP would provide an annual benefit of 50% of Final Average Pay. "Final Average Pay" means the average of the three highest paid calendar years out of the last ten prior to retirement. The benefits payable under the SERP are not subject to deduction for Social Security amounts. Benefits are also payable, on a reduced basis, for early retirement after the sum of a participant's age and years of service equals 70 and the participant attains age 55. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary and a disability benefit with a guarantee of 10 years of payment; provided that any disability benefit shall be reduced by the amount of the disability benefit payable under the participant's employment agreement, if any.

     A trust has been established to which contributions are made annually to provide for the benefits under the SERP. The trust is funding the benefits partially through insurance contracts.

     The following tables show the projected annual benefits payable at age 70 under the SERP. The number of years of credited service of the participants as of June 30, 1998 are: Mr. Blau, 17; Mr. Gorin, 12; Mr. Borow, 20; and Mr. Badlato, 10.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE

                      ANNUAL BENEFIT AT NORMAL RETIREMENT

                                                     YEARS OF SERVICE
               FINAL AVERAGE                 --------------------------------
               ANNUAL PAY(1)                    10          15          20
               -------------                 --------    --------    --------
$ 50,000...................................  $ 25,000    $ 25,000    $ 25,000
 100,000...................................    50,000      50,000      50,000
 200,000...................................   100,000     100,000     100,000
 300,000...................................   150,000     150,000     150,000
 400,000...................................   200,000     200,000     200,000
 500,000...................................   250,000     250,000     250,000

---------------
(1) Average of a participant's highest three year's compensation out of the last ten prior to retirement as reported on Form W-2 but excluding stock related compensation and including deferred compensation.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the Company's Compensation/Stock Option Committee consisted of Messrs. Robert Bradley, Eugene Novikoff and John S. Patton. None of these persons were officers or employees of the Company during fiscal 1998 nor had any relationship requiring disclosures in this Proxy Statement.

        IN ACCORDANCE WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, THE INFORMATION INCLUDED UNDER THE CAPTIONS "COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND "COMMON STOCK PERFORMANCE" WILL NOT BE DEEMED TO BE FILED OR TO BE PROXY SOLICITING MATERIAL OR INCORPORATED BY REFERENCE IN ANY PRIOR OR FUTURE FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT.

      COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation/ Stock Option Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation/Stock Option Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1998 is furnished by the directors who comprised the Compensation/Stock Option Committee during fiscal 1998.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

     Stock options are granted to employees, including the Company's executive officers, by the Compensation/Stock Option Committee under the Company's option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation/Stock Option Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation/Stock Option Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND
COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation/Stock Option Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation/Stock Option Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1998, pursuant to the terms of his employment agreement with the Company, the Company's Chairman received a base salary and additional compensation (See "Employment Agreements"). The Compensation/Stock Option Committee also recommended the issuance of, and the Chairman received, options to purchase 250,000 shares of Common Stock at $8.25 per share.

                          THE COMPENSATION COMMITTEE:

                               Robert Bradley, Sr.
                               Eugene Novikoff
                               John S. Patton

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NYSE. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1998.

                            COMMON STOCK PERFORMANCE

     The following graph provides a comparison of cumulative stockholder return among the Company, Standard and Poors' 500 companies and Standard and Poors' electronics (instrumentation) companies from June 1993 to August 1998:

                COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*
               AMONG AEROFLEX INCORPORATED, THE S&P 500 INDEX AND
                   THE S&P ELECTRONIC (INSTRUMENTATION) INDEX

                              [PERFORMANCE GRAPH]

                                              S & P ELECTRONICS
                                              (INSTRUMENTATION)           S & P 500             AEROFLEX INC.
JUN-93                                                100                     100                     100
JUN-94                                              94.65                  101.41                  177.78
JUN-95                                             184.03                  127.84                  211.11
JUN-96                                             209.06                  161.09                  272.22
JUN-97                                             300.59                  216.99                  227.78
JUN-98                                             273.22                  282.43                  461.11
AUG-98                                             206.69                  239.03                  297.22

* $100 INVESTED ON 06/30/93 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

             PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO
                   INCREASE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has proposed and recommended to its stockholders the approval of an amendment to Article "FOURTH" of the Company's Certificate of Incorporation increasing the total number of shares which the Company has authority to issue from 26,000,000 shares to 41,000,000 shares, of which 40,000,000 shares shall be shares of Common Stock of the par value of $.10 per share and 1,000,000 shares shall be shares of Preferred Stock of the par value of $.10 per share. This proposed amendment to the Company's Certificate of Incorporation is indicated on Exhibit "A" annexed hereto.

     The proposed amendment to the Company's Certificate of Incorporation is intended to provide additional flexibility to the Company for possible capital reorganization, acquisitions, refinancings, exchanges of securities, public offerings and other corporate purposes. In recent years, the Company has issued a substantial number of shares through a public Common Stock offering and conversion of debentures. A substantial amount of shares has also been reserved under the Company's stock plans. These events have decreased the number of shares of Common Stock presently available for issuance. See
"Management -- Stock Option Plans."

     The Board of Directors, which recommends approval of this amendment, believes it would be advantageous to the Company to be in a position to issue additional Common Stock without the necessary delay of calling a stockholders' meeting if one or more suitable opportunities to the Company is presented.

     The following table sets forth as of September 1, 1998, the approximate number of shares of Common Stock and Preferred Stock authorized, outstanding, reserved, and available for issuance, as well as the approximate number of shares of which will be available for issuance if this amendment is approved.

                                                                                        AVAILABLE FOR
                                                                                          ISSUANCE
                                                                            AVAILABLE       UPON
                                                                               FOR       APPROVAL OF
                                    AUTHORIZED   OUTSTANDING   RESERVED     ISSUANCE      AMENDMENT
                                    ----------   -----------   ---------    ---------   -------------
Common Stock......................  25,000,000   17,426,618    5,946,111(1) 1,627,271    16,627,271
Preferred Stock...................   1,000,000
  Series A Junior Participating
     Preferred Stock..............      25,000           --       25,000           --            --

---------------
(1) Represents shares issuable upon exercise of stock options under the Company's stock option plans and other stock options and warrants.

     The proposed amendment to the Company's Certificate of Incorporation, as amended, must be approved by a majority of the Company's outstanding Common Stock entitled to vote on this matter at the meeting. Stockholders should note that an issuance of Common Stock by the Company other than on a pro rata basis may dilute their ownership position.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSED AMENDMENT.

                           MISCELLANEOUS INFORMATION

     KPMG Peat Marwick LLP, the Company's independent auditors for the fiscal year ended June 30, 1998, has advised the Company that a representative of the firm plans to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. As of the date of this Proxy Statement, the Board of Directors does not intend to present at the meeting any matters not referred to in the form of Proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses, other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than June 3, 1999 to be considered for inclusion in the Company's next Proxy Statement.

     A copy of the Annual Report has been mailed to every stockholder as of the Record Date. The Annual Report is not to be considered proxy soliciting material.

                                          By Order of the Board of Directors,

                                          LEONARD BOROW
                                          Secretary

Dated: October 2, 1998
       Plainview, New York

                                                                     EXHIBIT "A"

                      PROPOSED AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     The following sets forth the changes to Article "FOURTH" of the Company's Certificate of Incorporation if the proposed amendment is approved:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is FORTY ONE MILLION (41,000,000) shares, of which FORTY MILLION (40,000,000) shares shall be shares of Common Stock of the par value of Ten Cents ($.10) per share and ONE MILLION (1,000,000) shares shall be shares of Preferred Stock of the par value of Ten Cents ($.10) per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock, Ten Cents ($.10) per share par value shall be fixed by the Board of Directors."

                             AEROFLEX INCORPORATED

     The undersigned hereby appoints Harvey R. Blau and Leonard Borow, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Aeroflex Incorporated, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held November 17, 1998 and any adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

[X] Please mark your votes as in this example

     The Board of Directors recommends a vote FOR the following proposals:

                                 FOR                 WITHHOLD
                          all nominees listed    authority to vote
1. Election of the               [ ]                   [ ]
   following nomi-
   nees, as set forth
   in the proxy
   statement

(Instruction To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

-------------------------------------------------------

NOMINEES: Paul Abecassis, Leonard Barow,
          Milton Brenner and Eugene Novikoff

                                             FOR     AGAINST     ABSTAIN
2. Proposal to amend the Certificate of      [ ]       [ ]         [ ]
   Incorporation to increase the number
   of authorized shares of the Corporation
   from 26,000,000 to 41,000,000

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED
ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES WILL VOTED FOR THE PROPOSALS SET FORTH ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


SIGNATURE(S)                                           DATED           , 1998
            -----------------------------------------       -----------

(Note: Please sign exactly as your name appears hereon. Executors, administrators, Trustees, etc. should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)